 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[x]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

GREENESTONE HEALTHCARE CORPORATION
(Name of Registrant as Specified In Its Charter)

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 GreeneStone Postpones Annual Meeting and Sets New Date

TORONTO, ONTARIO – August 28, 2015 (GLOBE NEWSWIRE) – GreeneStone Healthcare Corporation (OTCQB: GRST) (“GreeneStone” “GRST” or the “Company”), a provider of healthcare services including addiction and mental health, has delayed the date for its annual meeting to afford the shareholders more time to receive and review the proxy material. The mailing was very close to the meeting date and not all shareholders received their material in a timely manner. The Annual Meeting will now be held at 10:00 a.m., Eastern Standard Time on Monday, September 21, 2015 at the Company’s headquarters at 5734 Yonge Street, Suite 300, North York, Ontario, Canada M2M 4E7.

No changes have been made to the record date or the proposals to be brought before the Annual Meeting, which are presented in the Proxy Statement and related materials that the Company filed with the Securities and Exchange Commission on August 10, 2015. Proxies and voting instructions previously submitted with respect to the Annual Meeting will be valid for the rescheduled meeting.

Any shareholders that have already exercised their voting rights do not need to exercise their votes again on the proposals.

About GreeneStone Healthcare Corporation

GreeneStone Healthcare Corporation (OTCQB: GRST) operates an addiction treatment center in Ontario, Canada. GreeneStone’s clinic adds overflow capacity to an increasingly stretched provincial healthcare system, and provide private alternatives to publicly available healthcare services. The Company currently has more than 40 employees and is based in Ontario, Canada. For more information you can visit our website at www.greenestone.net.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For information please contact:

GreeneStone Healthcare Corporation

416-222-5501

information@greenestone.net